Exhibit 99.1

Hudson Technologies Reports Record Revenues

AND PROFITABILITY FOR 2012

pearl river, ny – February 28, 2013 – Hudson Technologies, Inc. (NASDAQ: HDSN), announced results for the fourth quarter and year ended December 31, 2012.

Revenues for the three months ended December 31, 2012 increased by 26% to $4,869,000 from $3,856,000 in the comparable 2011 period. Net income for the fourth quarter, which included an income tax benefit of $4,638,000 ($4,000,000 of which was associated with the Company’s recognition of its deferred tax asset), was $2,964,000, or $0.12 per basic share and $0.11 per diluted share, compared to a net loss of $723,000, or $0.03 per basic and diluted share for the fourth quarter of 2011.

For the year ended December 31, 2012, Hudson reported record revenues of $56,447,000, an increase of 27% as compared to revenues of $44,322,000 in the year ended December 31, 2011. Gross profit margins increased to 40% for 2012 as compared to 20% in 2011. For 2012, the Company reported income tax expense in the amount of $1,395,000, based upon federal and state income taxes of $5,395,000, partially offset by the recognition of $4,000,000 for the Company’s deferred tax asset. The Company reported net income of $12,801,000, or $0.54 per basic share and $0.49 per diluted share in 2012, compared to net income of $1,034,000 or $0.04 per basic and diluted share in the same period of 2011.

Kevin J. Zugibe, Chairman and Chief Executive Officer of Hudson Technologies commented, “We are very pleased with our financial results for 2012, having achieved record revenues and record profitability. Our financial performance continues to be favorably impacted by the EPA’s support of the growth of reclamation and recycling through regulatory actions that have mandated annual reductions in the production of virgin R-22 refrigerant. As we previously reported, last month the EPA revised and extended the ‘No Action Assurance’ issued in January 2012 to further reduce the 2013 levels of R-22 when compared to 2012. We are pleased with EPA’s No Action Assurance, which has already had a positive impact on pricing, and we believe that we are well positioned for another year of strong results. As the EPA continues to make progress toward the complete phase out of R-22, we believe we will continue to see growth in the reclamation market, with recovered refrigerants filling the supply gap created with the limitation of virgin R-22 production.”

“We continue to believe that, with our reclamation technology and industry relationships, we are well positioned to become a significant source of reclaimed R-22 to supply the industry as the phase down and ultimate phase out of R-22 progresses. Likewise, we believe that eventually we will begin to see a phase down in the production of the next generation refrigerants, which we currently reclaim and sell, providing us with diverse ongoing refrigerant opportunities in the future.”

CONFERENCE CALL INFORMATION

The Company will host a conference call to discuss the fourth quarter and year end results today, February 28, 2013 at 10:00 A.M. Eastern Time.

To access the live webcast, log onto the Hudson Technologies website at www.hudsontech.com, and click on “Investor Relations”.

To participate in the call by phone, dial (877) 407-9205 approximately five minutes prior to the scheduled start time. International callers please dial (201) 689-8054.

A replay of the teleconference will be available until March 31, 2013 and may be accessed by dialing (877) 660-6853 and international callers may dial (201) 612-7415. Callers should use conference ID: 409745. A transcript of the call will be available on the Hudson Technologies website approximately 24 hours after its completion.

About Hudson Technologies

Hudson Technologies, Inc. is a leading provider of innovative solutions to recurring problems within the refrigeration industry. Hudson's proprietary RefrigerantSide® Services increase operating efficiency and energy savings, and remove moisture, oils and other contaminants frequently found in the refrigeration circuits of large comfort cooling and process refrigeration systems. Performed at a customer's site as an integral part of an effective scheduled maintenance program or in response to emergencies, RefrigerantSide® Services offer significant savings to customers due to their ability to be completed rapidly and at higher purity levels, and can be utilized while the customer's system continues to operate. In addition, the Company sells refrigerants and provides traditional reclamation services to the commercial and industrial air conditioning and refrigeration markets. For further information on Hudson, please visit the Company's web site at www.hudsontech.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements contained herein which are not historical facts constitute forward-looking statements. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, changes in the markets for refrigerants (including unfavorable market conditions adversely affecting the demand for, and the price of, refrigerants), the Company's ability to source refrigerants, regulatory and economic factors, seasonality, competition, litigation, the nature of supplier or customer arrangements which become available to the Company in the future, adverse weather conditions, possible technological obsolescence of existing products and services, possible reduction in the carrying value of long-lived assets, estimates of the useful life of its assets, potential environmental liability, customer concentration, the ability to obtain financing, risks associated with the Company’s joint venture which include the ability of the parties to perform their obligations under the joint venture agreement, any delays or interruptions in bringing products and services to market, the timely availability of any requisite permits and authorizations from governmental entities and third parties as well as factors relating to doing business outside the United States, including changes in the laws, regulations, policies, and political, financial and economic conditions, including inflation, interest and currency exchange rates, of countries in which the joint venture may seek to conduct business, the Company’s ability to successfully integrate any assets it acquires from third parties into its operations, and other risks detailed in the Company's periodic reports filed with the Securities and Exchange Commission.  The words "believe", "expect", "anticipate", "may", "plan", "should" and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Investor Relations Contact: John Nesbett/Jennifer Belodeau Institutional Marketing Services (IMS) (203) 972-9200 jnesbett@institutionalms.com	Company Contact: Brian F. Coleman, President & COO Hudson Technologies, Inc. (845) 735-6000 bcoleman@hudsontech.com

Hudson Technologies, Inc. and Subsidiaries

Consolidated Balance Sheets

(Amounts in thousands, except for share and par value amounts)

	December 31,
	2012	2011
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$3,991	$3,958
Trade accounts receivable - net	1,956	2,453
Inventories	40,167	17,734
Deferred Tax Asset	234	0
Prepaid expenses and other current assets	676	611
Total current assets	47,024	24,756
Property, plant and equipment, less accumulated depreciation and amortization	4,765	3,441
Other assets	341	79
Deferred tax asset	3,888	3,086
Investments in Affiliates	1,138	0
Intangible assets, less accumulated amortization	76	89
Total Assets	$57,232	$31,451
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$6,219	$5,227
Accrued payroll	661	703
Short-term debt and current maturities of long-term debt	12,736	6,361
Total current liabilities	19,616	12,291
Long-term debt, less current maturities	4,920	121
Total Liabilities	24,536	12,412
Commitments and contingencies
Stockholders' equity:
Preferred stock, shares authorized 5,000,000:
Series A Convertible Preferred stock, $0.01 par value ($100
liquidation preference value); shares authorized 150,000; none issued or outstanding	0	0
Common stock, $0.01 par value; shares authorized 50,000,000;
issued and outstanding 24,124,625 and 23,783,106	241	238
Additional paid-in capital	43,722	42,869
Accumulated deficit	(11,267)	(24,068)
Total Stockholders' Equity	32,696	19,039
Total Liabilities and Stockholders' Equity	$57,232	$31,451

Hudson Technologies, Inc. and Subsidiaries

Consolidated Statements of Operations

(Amounts in thousands, except for share and per share amounts)

	Three month period ended December 31,		Year ended December 31,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(audited)
Revenues	$4,869	$3,856	$56,447	$44,322
Cost of sales	3,896	3,051	33,905	35,637
Gross Profit	973	805	22,542	8,685
Operating expenses:
Selling and marketing	821	493	2,748	2,153
General and administrative	1,673	1,311	4,914	4,004
Total operating expenses	2,494	1,804	7,662	6,157
Operating income (loss)	(1,521)	(999)	14,880	2,528
Total other income (expense)	(153)	(167)	(684)	(860)
Income (loss) before income taxes	(1,674)	(1,166)	14,196	1,668
Income tax expense (benefit)	(4,638)	(443)	1,395	634
Net income (loss)	$2,964	($723)	$12,801	$1,034
Net income (loss) per common share – Basic	$0.12	($0.03)	$0.54	$0.04
Net income (loss) per common share - Diluted	$0.11	($0.03)	$0.49	$0.04
Weighted average number of shares
outstanding – Basic	24,062,285	23,781,439	23,906,706	23,780,814
Weighted average number of shares
outstanding - Diluted	26,510,191	23,781,439	26,353,960	24,803,047